UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2004

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 587-1121

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
Exhibit Index
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement

     In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following items which the Securities and Exchange Commission may deem to be material definitive agreement.

     On November 22, 2004, at a meeting of the Compensation Committee of the Board of Directors of the Company (the “Committee”), the Committee approved the terms of the 2005 Annual Bonus Program which is applicable to key employees of the Company, including the executive officers. The design of the Company’s 2005 Annual Bonus Program (the “Bonus Program”) is substantially similar to the Company’s 2004 and other prior year programs, and all such programs reward achievement at specified levels of financial and individual performance.

     Under the Bonus Program, just as the Company had done under the 2004 predecessor program, each officer position has an assigned target bonus level, expressed as a percent of fiscal year end annual salary. The target bonus levels are competitive with target bonuses for similar positions reported in independent, third-party published surveys used by the Committee. Depending on corporate and business unit financial performance and individual performance, each officer may earn between 0 and 2.5x of the target bonus. Two components comprise the fundamental design of each Bonus Program:

•	Financial Performance of the Company or the Company and relevant business unit, as appropriate. Financial performance includes both revenue and Earnings Before Tax (EBT), with greater emphasis placed on EBT. The level of performance, upon which the bonus award is based, is determined from the ratio of fiscal year-end revenue and EBT compared to the planned revenue and EBT budgets reviewed by the Board of Directors at the beginning of the fiscal year.

•	Individual & Organizational Performance. This discretionary component enables the Committee, and the CEO for executive officers other than the CEO, to award a portion of the annual bonus based on each officer’s performance and contribution to the Company during the fiscal year.

     The Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Committee retains discretion to reduce or refuse to authorize any awards under the Bonus Program despite attainment of any specific objectives. No rights to any awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the Bonus Program following the completion of any fiscal year measurement periods.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Summary of 2005 Annual Bonus Program

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)
Date December 13, 2004
/s/ Daniel L. Sullivan, Ph.D.

(Signature / printed name and title)

Exhibit Index

Exhibit	Description
99.1	Summary of 2005 Annual Bonus Program